 Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Axsome Therapeutics, Inc. 2015 Omnibus Incentive Compensation Plan of our report dated March 12, 2020, with respect to the consolidated financial statements of Axsome Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP New York, NY
May 11, 2020